                                                                    EXHIBIT 10.1

                      SIXTH AMENDMENT TO CREDIT AGREEMENT


         THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of October 31, 1997, is among SOFTWARE SPECTRUM, INC. (the "Borrower"), each of the banks or other lending institutions which are a party hereto (individually a "Bank" and collectively, the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually as a Bank (in its individual capacity and not as agent, herein "TCB") and as agent for itself and the other Banks (in such capacity as agent, together with its successors in such capacity, the "Agent").

                                   RECITALS:

         A. Borrower, TCB and the Agent have entered into that certain Credit Agreement dated May 3, 1996 (as amended by that certain First Amendment to Credit Agreement and Master Assignment and Acceptance dated as of June 28, 1996, that certain Second Amendment to Credit Agreement dated as of June 28, 1996, that certain Amendment Letter dated as of September 30, 1996, that certain Fourth Amendment to Credit Agreement dated as of December 31, 1996, and that certain Fifth Amendment to Credit Agreement dated March 31, 1997, herein the "Agreement").

         B. Pursuant to Section 14.8 of the Agreement, TCB assigned certain of its rights and obligations under the Agreement and the other Loan Documents to the other Banks.

         C. The Borrower, the Banks and the Agent desire to amend the Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions

         Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.


                                   ARTICLE 2

                                   Amendments

         Section 2.1 Amendment to Section 1.1. Effective as of the date hereof, (a) the definitions of "Adjusted Debt Ratio" and "Average Funded Debt" are deleted in their entirety from Section 1.1 of the Agreement; (b) the phrase "unless the Security Interest of the Agent therein is



SIXTH AMENDMENT TO CREDIT AGREEMENT- Page 1
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released in accordance with the provisions of Section 5.12" is deleted from part (h) of the definition of "Eligible Accounts" in Section 1.1 of the Agreement; and (c) the definition of "Excess Cash Flow" in Section 1.1 of the Agreement is amended in its entirety to read as follows:

                 "Excess Cash Flow" means, for any period, the total of the following for the Borrower and its Subsidiaries on a consolidated basis, each calculated for such period (without duplication): (a) EBITDA; less (b) any cash income or franchise taxes included in the determination of Net Income; less (c) the unfinanced portion of Capital Expenditures (including those funded with advances under the Revolving Loan); less (d) scheduled amortization of Debt actually paid; less (e) the aggregate of all voluntary prepayments of the Term Loans made in accordance with Section 5.4; less (f) Interest Expense.

         Section 2.2 Amendments to Article 5. Effective as of the date hereof, (a) the phrase "twenty-five percent (25%)" is deleted from Section 5.4(a)(ii) of the Agreement and is replaced with "fifty percent (50%)"; (b)
Section 5.12 of the Agreement is deleted in its entirety; and (c) the phrase "may otherwise be provided in Section 5.12 or as" is deleted in its entirety from Section 5.13 of the Agreement.

         Section 2.3 Amendments to Section 10.4. Effective as of the date hereof, Section 10.4 of the Agreement is amended in its entirety to read as follows:

                 Section 10.4     Restrictions on Dividends and other
         Distributions.   The Borrower will not and will not permit any
         Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of stock; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding; or (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding; except that:

                          (i) Subsidiaries of the Borrower may make, declare,
                 and pay dividends and make other distributions to Borrower or to other Subsidiaries with respect to their common or ordinary stock in the ordinary course of business and to allow Borrower to pay dividends permitted hereunder; and

                          (ii) Borrower may make, declare and pay cash
                 dividends out of earned surplus in accordance with applicable law and may purchase and set apart sums to purchase any of its capital stock as long as no Default exists or would otherwise result therefrom and:





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                          (A) the aggregate amount expended for such dividends
                          and purchases during the Fiscal Quarters ending January 31, 1998 and April 30, 1998, shall not exceed in each such Fiscal Quarter an aggregate amount equal to the greater of:

                                        (1)  Five Hundred Thousand Dollars
                                  ($500,000); or

                                        (2) Fifty percent (50%) of Excess Cash
                                  Flow, calculated for the applicable Fiscal
                                  Quarter based on the immediately preceding four (4) Fiscal Quarters; and

                          (B) the aggregate amount expended for such dividends and purchases during any Fiscal Quarter ending after April 30, 1998, shall not exceed in each such Fiscal Quarter an aggregate amount equal to Fifty percent (50%) of Excess Cash Flow, calculated for the applicable Fiscal Quarter based on the immediately preceding four (4) Fiscal Quarters.

         Section 2.4 Amendment to Section 11.3. Effective as of the date hereof, Section 11.3 of the Agreement is amended in its entirety to read as follows:

                 Section 11.3 Fixed Charge Coverage. As of each date identified below, the Borrower shall not permit the ratio of Cash Flow to Fixed Charges computed on the basis of the Cash Flow and Fixed Charges for the twelve (12) month period then ended to be less than the ratio set forth in the table below opposite the applicable date:

                            Date                                  Ratio
         =============================================================
         October 31, 1997                                         1.80
         -------------------------------------------------------------
         January 31, 1998                                         1.95
         -------------------------------------------------------------
         April 30, 1998                                           2.25
         -------------------------------------------------------------
         July 31, 1998 and each Fiscal Quarter end                2.00
         thereafter
         =============================================================

         The phrase "Cash Flow" means, for any period, the total of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period: (A) Adjusted EBITDA; minus (B) any provision for





SIXTH AMENDMENT TO CREDIT AGREEMENT- Page 3
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         (or plus any benefit from) cash income or franchise taxes
         included in determining Net Income. The phrase "Fixed Charges" means, for any period, the total of the following for the Borrower and the Subsidiaries calculated on a consolidated basis without duplication for such period: (A) Interest Expense; plus (B) scheduled amortization of Debt paid or payable (excluding, to the extent included, nonpermanent principal repayments under the Revolving Loans); plus (C) cash dividends and other cash distributions made by Borrower on account of its capital stock.

                                   ARTICLE 3

                                 Miscellaneous

         Section 3.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Spectrum Integrated Services, Inc. (by its execution below), the Banks and Agent agree that the Agreement, as amended hereby, and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 3.2 Reference to Agreement. Each of the Loan Documents, including the Agreement, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 3.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 3.4 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

         Section 3.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Borrower, Agent, the Banks and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

         Section 3.6 Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.





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         Section 3.7  Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 3.8 ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Section 3.9 Amendment Fee. Borrower agrees to pay an amendment fee to each Bank that executes this Amendment on or before November 7, 1997. The amendment fee payable to each such Bank will be equal to fifteen (15) basis points multiplied by the sum of (a) the principal amount of the outstanding Term Loans owed to such Bank and (b) the Revolving Commitment of such Bank, each calculated as of October 31, 1997. Borrower agrees to pay the amendment fee due to each Bank on or before November 10, 1997 in immediately available funds.

         Executed as of the date first written above.

                                       BORROWER:

                                       SOFTWARE SPECTRUM, INC.


                                       By: /s/ DEBORAH A. NUGENT
                                          -------------------------------------
                                               Deborah A. Nugent
                                               Vice President





                                       Accepted and agreed to:

                                       SPECTRUM INTEGRATED SERVICES, INC.


                                       By: /s/ DEBORAH A. NUGENT
                                          -------------------------------------
                                               Deborah A. Nugent
                                               Secretary/Treasurer





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                                       AGENT:

                                       TEXAS COMMERCE BANK NATIONAL
                                       ASSOCIATION, individually as a Bank and
                                       as the Agent


                                       By: /s/ ANALAURA MOREIRA
                                           ------------------------------------
                                               Analaura Moreira
                                               Vice President

                                       OTHER BANKS:

                                       BANQUE PARIBAS

                                       By: /s/ LARRY ROBINSON
                                           ------------------------------------
                                               Name: Larry Robinson
                                               Title: Vice President


                                       By: /s/ TIMOTHY A. DONNON
                                           ------------------------------------
                                               Name: Timothy A. Donnon
                                               Title: Managing Director

                                       NATIONAL CITY BANK, KENTUCKY


                                       By: /s/ DON PULLSO
                                          -------------------------------------
                                               Name: Don Pullso
                                               Title: V.P.

                                       COMERICA BANK


                                       By: /s/ REGINALD M. GOLDSMITH, III
                                           ------------------------------------
                                               Name: Reginald M. Goldsmith, III
                                               Title: Vice President

                                       PNC BANK, N.A.


                                       By: /s/ PHILIP K. LIEBSCHER
                                           ------------------------------------
                                               Name: Philip K. Liebscher
                                               Title: Vice President





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                                       WELLS FARGO BANK (TEXAS), NATIONAL
ASSOCIATION


                                       By: /s/ LISA M. AUTRY
                                           ------------------------------------
                                               Name: Lisa M. Autry
                                               Title: Vice President

                                       NBD BANK


                                       By: /s/ PHILLIP D. MARTIN
                                           ------------------------------------
                                               Name: Phillip D. Martin
                                               Title: Vice President





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